SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 17, 1999



                            Cox Communications, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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         (State or other jurisdiction of incorporation or organization)




           1-6590                                58-2112288
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    (Commission File Number)         (I.R.S. Employer Identification Number)


                              1400 Lake Hearn Drive
                             Atlanta, Georgia 30319
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               (Address of principal executive offices) (Zip Code)


                                 (404) 843-5000
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              (Registrant's telephone number, including area code)

Item 5.           Other Events.


     On May 17, 1999, Cox Communications, Inc. ("CCI") transferred its remaining interest in Cox Communications PCS, L.P. to Sprint Corporation in exchange for 19,058,434 shares of Sprint's PCS Common Stock-Series 2, with a market value of approximately $903 million on the date of the exchange. Cox Communications PCS L.P. is the partnership through which Sprint conducts its operations in Los Angeles, San Diego and Las Vegas. As a result of this transaction, CCI will recognize a gain of approximately $1 billion for financial reporting purposes.

     Concurrently with the above transaction, CCI's parent company, Cox Enterprises, Inc., transferred its remaining interest in Cox Communications PCS, L.P. in exchange for 5,241,070 shares of Sprint's PCS Common Stock-Series 2, with a market value of approximately $248 million on the date of the exchange. Prior to these transactions, CCI and Cox Enterprises collectively owned, through a partnership, a 40.8% equity interest in Cox Communications PCS, L.P.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             COX COMMUNICATIONS, INC.


         Dated: June 11, 1999                 By: /s/ Shauna J. Sullivan
                                                  -------------------
                                                  Shauna J. Sullivan
                                                  Assistant Secretary